UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2022

Boot Barn Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36711	90-0776290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15345 Barranca Parkway, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 453-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

☐   If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BOOT	New York Stock Exchange

Item 5.07    Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Boot Barn Holdings, Inc. (the “Company”) was held on August 29, 2022. At the annual meeting, the Company’s stockholders voted on three proposals and cast their votes as follows:

Proposal 1: Election of Directors

The stockholders elected all of management’s nominees for election as directors. The results of the vote taken were as follows:

Directors	For	Withheld	Broker Non-Vote
Chris Bruzzo	25,553,823	258,789	981,638
Eddie Burt	25,486,141	326,471	981,638
James G. Conroy	25,337,916	474,696	981,638
Lisa G. Laube	18,277,493	7,535,119	981,638
Anne MacDonald	24,828,992	983,620	981,638
Brenda I. Morris	25,479,512	333,100	981,638
Peter Starrett	24,341,830	1,470,782	981,638
Brad Weston	22,446,800	3,365,812	981,638

Proposal 2: Say-on-Pay

The stockholders voted, on an advisory basis, to approve the fiscal 2022 compensation paid to the Company’s named executive officers. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-Vote
25,146,832	636,811	28,969	981,638

Proposal 3: Ratification of Appointment of Independent Auditor

The stockholders ratified the selection, by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP, an independent registered public accounting firm, as auditors of the Company for the fiscal year ending April 1, 2023. The results of the vote taken were as follows.

For	Against	Abstain	Broker Non-Vote
25,677,430	1,107,618	9,202	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOT BARN HOLDINGS, INC.
Date: August 29, 2022	By:	/s/ James M. Watkins
Name: James M. Watkins
Title: Chief Financial Officer and Secretary